EXHIBIT 99.1

Terra Tech Subsidiary, Edible Garden, Selected to Supply Organic Leafy Greens to Leading National Grocery Chains

Irvine, CA – August 23, 2018 – Terra Tech Corp. (OTCQX: TRTC) (“Terra Tech” or the “Company”) today announced that its subsidiary, Edible Garden, a nationwide provider of fresh, locally-grown herbs and leafy greens, has been selected by Stop & Shop and Giant-Landover to supply organic leafy greens to their retail outlets. The first orders of Edible Garden’s organic leafy greens to both new customers will be shipped in the fourth quarter of 2018.

Edible Garden is a national brand grown by a co-op of local growers of fresh, hydroponic herbs and produce whose process utilizes all natural, classic Dutch hydroponic farming methods providing its customers with healthy and natural products. Edible Garden’s superior-quality products are GFSI certified, Non-GMO Project Verified, Certified Kosher and free from pesticides, herbicides, residues or contaminants.

Derek Peterson, CEO of Terra Tech, commented, “Being selected by Stop & Shop, shows the level of trust and confidence in our Edible Garden’s products and further deepens our relationship by providing access to a greater number of the chain’s retail outlets. Our expanded relationship with key prominent grocery brands, like Stop & Shop and Giant, will increase the availability of organic, sustainable herbs and leafy greens to retail outlets within easy reach of millions of Americans.”

Stop & Shop Supermarket Company, known as Stop & Shop, is a chain of supermarkets/stores located in the northeastern United States. From its beginnings in 1892 as a small grocery store, it has grown to include 422 stores.

Giant Food of Maryland, LLC, also known as Giant or Giant-Landover, is an American supermarket chain with 169 stores and 159 full service pharmacies located in Delaware, Maryland, Pennsylvania, Virginia, and Washington, D.C.

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About Edible Garden

Founded on the importance of providing consumers with healthy and natural products, Edible Garden is a national brand grown by a co-op of local growers of fresh, hydroponic herbs and produce. Grown 100% natural, USDA Certified Organic, Non-GMO Project Verified, and delivered to your local supermarket with the root system still intact, allows Edible Garden to produce a consistently excellent product while continuously striving to make it better every single day, both for its customers and for the planet. To learn more about Edible Garden go to http://www.ediblegarden.com/

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About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, and MediFarm LLC. Blüm’s retail and medical cannabis facilities provide the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions as well as premium cannabis to the adult-use market in Nevada. Blüm offers a broad selection of cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces cannabis-extracted products for regulated medical cannabis dispensaries throughout California and medical and adult-use dispensaries in Nevada. The Company’s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Winn-Dixie, Raley's, Meijer, Kroger, Stop & Shop and others nationwide. Terra Tech’s MediFarm LLC subsidiaries are focused on medical and adult-use cannabis cultivation and permitting businesses throughout Nevada.

For more information about Terra Tech Corp visit: http://www.terratechcorp.com/

For more information about IVXX visit: http://ivxx.com/

For more information about Blüm Nevada visit: http://letsblum.com

For more information about Blüm Oakland visit: http://blumoak.com/

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For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook @ http://www.facebook.com/ediblefarms?fref=ts

Visit IVXX on Facebook @ http://www.facebook.com/ivxxbrand?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to Terra Tech Corp.'s (i) product demand, market and customer acceptance of its equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified sales representatives, (iv) competition, pricing and development difficulties, (v) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

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